Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Wesco Aircraft Holdings, Inc. (the “Company”) on Form 10-Q for the quarter ending June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Randy J. Snyder, Chairman of the Board of Directors, Chief Executive Officer and President of the Company, and Gregory A. Hann, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350 as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                                              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                                              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 6, 2014

/s/ Randy J. Snyder
Name: Randy J. Snyder
Title: President, Chairman of the Board and Chief Executive Officer

Dated: August 6, 2014

/s/ Gregory A. Hann
Name: Gregory A. Hann
Title: Executive Vice President and Chief Financial Officer
(Principal Financial Officer)